Apex Crypto LLC Financial Statements As of and for the three months ended March 31, 2023 Exhibit 99.1

Table of Contents Financial Statements Statements of Financial Condition 2 Statements of Operations 3 Statements of Changes in Member's Equity 4 Statements of Cash Flows 5 Notes to the Financial Statements 6 1

March 31, 2023 December 31, 2022 Assets Cash and cash equivalents $ 10,916,397 $ 24,304,401 Restricted cash 1,712,500 1,712,500 Receivables, net Customers 554,629 2,769,535 Receivables from affiliates — 2,084,853 Brokers, dealers, correspondents and clearing organizations 17,691,393 1,283,005 Total receivables, net 18,246,022 6,137,393 Property and equipment, net 5,269,736 4,344,034 Intangible assets 306,297 305,762 Cryptocurrencies safeguarding asset 682,273,226 477,870,168 Other assets 1,148,020 2,482,465 Total assets $ 719,872,198 $ 517,156,723 Liabilities and member’s equity Liabilities Payable to brokers, dealers, correspondents and clearing organizations 2,643,525 2,116,940 Payables to affiliates 1,304,683 517,085 Cryptocurrencies safeguarding liability 682,273,226 477,870,168 Cryptocurrencies payable to customers 10,712,885 — Accrued expenses and other liabilities 5,641,860 3,801,550 Total liabilities 702,576,179 484,305,743 Commitments and contingencies Member’s equity Member’s equity 17,296,019 32,850,980 Total liabilities and member’s equity $ 719,872,198 $ 517,156,723 APEX CRYPTO LLC STATEMENTS OF FINANCIAL CONDITION (unaudited) See accompanying notes to financial statements. 2

Three months ended March 31, 2023 2022 Net revenues Cryptocurrencies revenue $ 445,121,820 $ 1,295,728,706 Other fees and services 3,502 — Other income 18,952 15,035 Total non-interest income 445,144,274 1,295,743,741 Interest income 232,168 — Total net interest income 232,168 — Total net revenues 445,376,442 1,295,743,741 Non-interest expenses Cryptocurrencies costs 440,639,348 1,284,068,233 Execution, clearing and brokerage fees 2,773,560 8,508,919 Employee compensation and benefits 1,526,108 2,689,617 Administrative and general 343,527 281,534 Communications 573,264 448,640 Occupancy, depreciation and amortization 79,591 42,531 Total non-interest expenses 445,935,398 1,296,039,474 Loss before income taxes (558,956) (295,733) Income tax benefit (150,777) (87,190) Net loss $ (408,179) $ (208,543) APEX CRYPTO LLC STATEMENTS OF OPERATIONS (unaudited) See accompanying notes to financial statements. 3

Total Member’s Equity Balance as of December 31, 2021 $ 36,825,923 Share-based compensation 69,063 Net loss (208,543) Balance as of March 31, 2022 36,686,443 Total Member’s Equity Balance as of December 31, 2022 $ 32,850,980 Distribution to member (15,000,000) Share-based compensation (146,782) Net loss (408,179) Balance as of March 31, 2023 $ 17,296,019 APEX CRYPTO LLC STATEMENTS OF CHANGES IN MEMBER’S EQUITY (unaudited) See accompanying notes to financial statements. 4

Cash flows from operating activities Net loss $ (408,179) $ (208,543) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 71,597 42,531 Deferred income taxes 164,909 (20,028) Share-based compensation (146,782) 69,063 Changes in operating assets and liabilities: Receivables from customers 2,214,906 1,419,086 Cryptocurrencies intangible assets (535) 8,822,280 Receivables from brokers, dealers, correspondents and clearing organizations, net (5,695,504) 4,115,939 Receivables from affiliates 2,084,853 — Other assets 1,169,536 (1,552,822) Payables to brokers, dealers, correspondents and clearing organizations 526,586 (2,271,591) Payables to affiliates 787,598 (261,059) Accrued expenses and other liabilities 1,840,310 (2,408,527) Net cash provided by operating activities 2,609,295 7,746,329 Cash flows from investing activities Capitalization of software development costs (997,299) (439,182) Net cash used in investing activities (997,299) (439,182) Cash flows from financing activities Distribution paid to member (15,000,000) — Net cash used in financing activities (15,000,000) — Net (decrease) increase in cash, segregated cash, and restricted cash (13,388,004) 7,307,147 Cash, cash equivalents and restricted cash at beginning of period 26,016,901 28,461,363 Cash, cash equivalents and restricted cash at end of period $ 12,628,897 $ 35,768,510 Cash, cash equivalents and restricted cash Cash and cash equivalents 10,916,397 34,493,510 Restricted cash 1,712,500 1,275,000 Cash, cash equivalents and restricted cash at end of period $ 12,628,897 $ 35,768,510 Three months ended March 31, 2023 2022 APEX CRYPTO LLC STATEMENTS OF CASH FLOWS (unaudited) See accompanying notes to financial statements. 5

1. ORGANIZATION AND NATURE OF BUSINESS Apex Crypto LLC (the “Company”) was incorporated on January 26, 2018 as a single member limited liability company in the State of Delaware. The Company is a wholly owned subsidiary of Apex Fintech Solutions Inc. (“Apex Fintech”), formerly known as Apex Fintech Solutions LLC. Apex Fintech is majority owned by PEAK6 APX Holdings LLC (“PEAK6 APX”). The Company is registered with the U.S. Treasury Financial Crimes Enforcement Network (“FinCEN”) as a money services business and holds a money transmission license or virtual currency equivalent licenses. The Company enters into transactions in cryptocurrencies with customers and provides custody of cryptocurrencies for customers. The Company is currently licensed as a money transmitter or the virtual currency equivalent in various states. In addition, the Company is participating in Hawaii’s Digital Currency Innovation Lab and has a pending BitLicense in New York. The Company is currently operational in all other U.S. states and jurisdictions based on legal opinion, and in some cases state regulator confirmation, that a license is not required. 2. SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation and Use of Estimates These interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as established by the Financial Accounting Standards Board (“FASB”). The unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all normal and recurring adjustments that are, in the opinion of management, necessary to present fairly the Company’s financial position, results of operations, changes in member’s equity, and cash flows for the periods presented. The results of operations for the three months ended March 31, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any other future annual or interim period. The unaudited Statement of Financial Condition as of December 31, 2022 included herein was derived from the audited financial statements as of that date, but does not include all disclosures including certain notes required by U.S. GAAP on an annual reporting basis. These Financial Statements should be read in conjunction with the audited Financial Statements and notes. There have been no changes to the significant accounting policies described in the Company’s audited Financial Statements and related notes for the year ended December 31, 2022 Reclassification Where applicable, certain amounts in the prior year’s financial statements have been reclassified to conform to current year presentation. There were no material or significant rearrangements or reclassifications made during the year, and these reclassifications had no impact on net income. Cash, Cash Equivalents and Restricted Cash The Company has cash on deposit with major financial institutions. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. The Company also collects deposits from correspondents with certain restrictions as to its use under the terms of certain contractual agreements which are recorded as restricted cash and a corresponding payable to correspondents. Receivable from Customers Receivable from customers include amounts due on cash for trades pending settlement and are reflected in the Statements of Financial Condition on a trade date basis APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 6

Receivables from and Payables to Brokers, Dealers, Correspondents and Clearing Organizations Receivables include amounts receivable relating to open transactions, non-customer receivables, and amounts related to unsettled activities. Payables include amounts payable relating to open transactions, non-customer payables, and amounts related to unsettled activities. These balances are reported net by counterparty when the right of offset exists. The Company collects commissions and other fees from correspondents’ customers either monthly or periodically through the month. As stipulated by individual agreements with correspondent introducing brokers (“correspondents” or “clients”), the Company remits net amounts due to correspondents after deducting charges for clearing, execution, and others as applicable. Property and Equipment Property and equipment are recorded at cost, net of accumulated depreciation and amortization, and consists of capitalized software costs. Amortization on capitalized software is recorded on a straight-line basis using an estimated useful service life of 8 years. Depreciation and amortization are recorded in the Statements of Operations in Occupancy, depreciation and amortization. Property and equipment are reviewed annually for impairment, with no such impairment loss recorded in the current year. Capitalized Software Costs Software development costs consist primarily of employee salaries and benefits incurred in the development of new internal- use software solutions. When determining whether applicable costs qualify for capitalization, the Company uses judgment in distinguishing between the preliminary project and application development stages of the project. The application development stage costs generally include costs associated with internal-use software configuration, coding, installation, and testing. The Company determines the amount of internal-use software costs to be capitalized based on the amount of time spent by developers on projects in the application stage of development. There is judgment involved in estimating time allocated to a particular project in the application stage. Capitalized software costs for the development of internal-use software applications are recorded as part of property and equipment in the Statement of Financial Condition. During the three months ended March 31, 2023 and the year ended December 31, 2022, the Company capitalized internal-use software development costs of $997,299 and $3.3 million, respectively. Amortization of capitalized internal-use software begins on the date the software is placed in service and the amortization period is based on estimated useful life. Significant estimates and assumptions include determining the appropriate amortization period based on the estimated useful life and assessing the unamortized cost balances for impairment. Intangible Assets Intangible assets consist of cryptocurrencies owned by the Company as well as cryptocurrencies in-transit with market makers, and are accounted for as indefinite-lived intangible assets and are initially measured at cost under the guidance in Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other. These assets are not amortized, but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. See footnote 8 for more information about the economic impact and short-term settlement of the intangible assets in-transit with market makers. Impairment exists when the carrying amount exceeds its fair value. The fair value of cryptocurrencies is determined as the lowest price of executed transactions during the measurement period, using the quoted price of the cryptocurrencies from the Company’s counterparties. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. After an impairment loss is recognized, the adjusted carrying amount of the digital asset becomes its new accounting basis. Impairment losses are included in Cryptocurrencies costs in the Statements of Operations. A subsequent reversal of a previously recognized impairment loss is not permitted. The Company assigns costs to transactions on a first-in, first-out basis. Realized gains and losses are included in Cryptocurrencies revenue in the Statements of Operations. The Company intends to receive the economic benefits of the APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 7 cryptocurrencies within one year to support operations and growth. The Company classifies cash flows from cryptocurrencies within cash flows from operating activities. Revenue from Contracts with Customers The Company offers customers the ability to purchase or sell certain cryptocurrencies on its platform. A cryptocurrency transaction includes multiple performance obligations, which are execution, custody of the customer’s purchased cryptocurrency, and material rights for ongoing custody beyond the original contractual period. The Company charges the customer an execution fee at the transaction level. The fee takes the form of a markup or markdown based on the aggregate market price of the cryptocurrency a customer is buying or selling. The Company receives its fee upon a customer’s settlement of the order. Funds transferred in US dollars to or from the customer’s account at Apex Clearing Corporation (“ACC”) to settle the transaction are inclusive of fees. The Company satisfies its execution performance obligation on the cryptocurrency when control of the cryptocurrency transfers from the Company to the customer, the point in time when the transaction is recorded in the customer’s account to denote the transfer of control of the cryptocurrency to the customer. The contract between the Company and the customer can be terminated by either party at any time without the requirement to pay a termination penalty. Upon termination of the contract, the customer’s cryptocurrency held in the Company’s custody is required to be liquidated and the proceeds are required to be distributed to the customer. Accordingly, the initial contractual period in which the Company and the customer have present enforceable rights and obligations with respect to the custody of the customer’s cryptocurrency is one day. Thereafter, by virtue of electing not to terminate the contract, the customer has a material right to obtain custodial services from the Company for no additional cost, for additional days until the customer sells the cryptocurrency or closes its account with the Company. Accordingly, the Company satisfies its custody performance obligation over the one-day contractual period. The customer exercises the material right for ongoing custody performance obligations each day over the period for which the customer chooses to maintain its cryptocurrencies in the Company’s custody, which ends when the customer sells cryptocurrency or closes its account with the Company. Therefore, the Company’s performance obligation with respect to the material right is satisfied over the period of time for which the customer’s cryptocurrencies are in the Company’s custody. The Company’s services include an obligation to execute customer orders for cryptocurrency assets when customers’ buy or sell orders are routed to its platform by the introducing broker. The customer, through the introducing broker, places an order for purchase of cryptocurrencies through the Company’s proprietary digital trading platform. Based on the live feed of prices and availabilities of the various cryptocurrencies published by market makers, to which the Company’s customers have access through the digital trading platform, the digital trading platform identifies and selects the market maker that is currently offering the best price for the cryptocurrency ordered by the customer. Based on the price offered by the selected market maker, the Company translates the customer order from the notional amount to a specific quantity of the cryptocurrency that the customer has ordered. The Company executes a corresponding order with the market maker. Upon execution of each order, the customer, the market maker, and the Company have legally enforceable rights and obligations with respect to the purchase or sale of the cryptocurrency and the payment of the consideration in exchange for the cryptocurrency. Upon execution of the order, the Company draws the amount of consideration, which includes the price of the cryptocurrency charged by the market maker and the Company’s mark-up, from the customer’s account with ACC. The Company fills the customer order from its own account of the respective cryptocurrency. The cryptocurrency purchased by the customer is placed in omnibus digital wallets hosted by the Company or third-party custodians. Depending on the transaction, the definition of a customer may differ, as the customer is the counterparty who places the order with the Company to buy (whether the account holder or the clearing organization), and the vendor is the counterparty who “fulfills” the order by providing or purchasing the cryptocurrency to/from the Company (for example, when the account holder places a “sell” order and the clearing organization is therefore placing a “buy” order. Contracts to buy/sell cryptocurrency with the clearing organization not related to customer contracts are not treated as revenue transactions. Judgment is required in determining whether the Company is the principal or the agent in these transactions. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the crypto asset provided before it is transferred to the customer or whether it acts as an agent by arranging for customers to purchase or sell the crypto asset utilizing the platform. In accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”), the Company acts as a principal in the transaction when a customer purchases or sells crypto assets, and therefore reflects gross presentation for the transactions as Cryptocurrencies revenue on the Statements of Operations. The corresponding gross presentation of the cost to APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 8 purchase cryptocurrency is recorded as Cryptocurrencies costs on the Statements of Operations. The Company has concluded it is a principal in the transaction because it controls the cryptocurrencies during the settlement process, and it is primarily responsible for the delivery of cryptocurrencies to the customers. Cryptocurrencies represent fungible units that can be subdivided into smaller fractional units. The Company assigns costs to the transactions on a first-in, first-out basis for each individual cryptocurrency asset sold. The Company allocates transaction price to each performance obligation based on relative standalone selling prices. The Company has observable standalone selling price for its performance obligation to execute customer orders for cryptocurrency trading, based on the price that it charges to customers that engage in day trading and do not obtain the Company’s custody services. The Company estimates that standalone selling prices for the custody service and the material right for ongoing custody service using a combination of the expected cost plus a margin approach and the adjusted market assessment approach, maximizing the use of observable inputs in its estimation method. Share-Based Compensation The Company’s employees participate in Apex Fintech’s stock-based compensation plan. The Company accounts for share- based compensation with persons classified as employees for accounting purposes under ASC 718, Compensation-Stock Compensation, which recognizes awards at fair value on the date of grant and the recognition of compensation expenses over the period during which an employee is required to provide services in exchange for the awards, known as the requisite service period (usually, the vesting period). The grant date fair value is utilized for restricted stock unit awards (“RSUs”) and stock options. Time-based and graded vesting service awards are recognized on a straight-line basis over the employees’ requisite service period. Forfeitures are accounted for as they occur. To date, Apex Fintech has issued share-based awards with only service-based vesting conditions. All share-based awards are classified as equity, as they may only be settled in shares of the Apex Fintech’s common stock. Subsequent to the vesting period, earned stock-settled restricted stock units (equity classified) are paid to the holder in shares of Apex Fintech common stock, provided the holder is still employed with the Company as of the vesting date. Derivative Instruments The Company has master netting agreements with its clearing organizations utilized to execute its customer trading activities regarding cryptocurrencies that provide for, amongst other things, settlement of these activities on a batch or net basis that occurs at least on a daily basis. That is, forward contracts are all settled generally within the next business day. These contracts have been determined to meet the definition of a derivative under the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). Derivative instruments are recorded on the Statements of Financial Condition at fair value. The Company has decided to net derivative assets and liabilities with the same counterparty on the Statements of Financial Condition if a legal right of offset exists and certain other criteria are met. Due to the short-term nature of these derivatives, the forward contracts do not have a material impact on the Statements of Operations. The Company does not enter into derivatives for trading or speculative purposes, and none of the Company’s derivatives are designated as hedges and do not qualify for hedge accounting. Cryptocurrencies Safeguarding Liability and Corresponding Safeguarding Asset Cryptocurrencies safeguarding asset and liability represent the Company’s obligation to safeguard customers’ cryptocurrencies in digital wallets on the Company’s platform. The Company safeguards these assets for customers and is obligated to safeguard them from loss, theft, or other misuse. The Company recorded a safeguarding liability with respect to its obligation to safeguard customers’ cryptocurrencies along with a corresponding safeguarding asset under the guidance of Securities and Exchange Commission (“SEC”) staff released Staff Accounting Bulletin No. 121 (“SAB 121”). The safeguarding asset and liability are initial recognized at fair value and are remeasured at fair value on a recurring basis with no impact to the Statements of Operations. Unsettled customers’ transactions with clearing organizations at the date of the financial statements, are excluded from the safeguarding asset and liability and are recorded as Receivables from brokers, dealers, correspondents and clearing organizations, and Cryptocurrencies payable to customers on the Statements of Financial Condition, respectively. Any wastage, conversion or misappropriation would impact the measurement of the safeguarding asset. APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 9

Income Tax As a single-member limited liability company, the Company is disregarded as an entity separate from its owner and its operations are included in the federal and state income tax returns of its parent, Apex Fintech Solutions Inc. There is no requirement to allocate income tax expense to a legal entity that is both not subject to tax and disregarded by the taxing authority, however the Company has elected to allocate the consolidated amount of current and deferred tax expense as if it were a separate taxpayer. Current and deferred tax expense is allocated to the Company based on a modified “separate return” method. Under this method the Company is assumed to file a separate return with the tax authority, thereby reporting the Company’s taxable income or loss and paying the applicable tax to or receiving the appropriate refund from Apex Fintech. The Company follows a “benefits-for- loss” approach to assess deferred tax realizability. Under this approach, deferred tax assets are characterized as realizable by the Company when those assets are realized by the consolidated group, even if the Company would not otherwise have realized them on a stand-alone basis. Pursuant to a tax sharing agreement with Apex Fintech, any utilization by Apex Fintech of the Company’s tax losses, including any carryovers thereof, will either reduce the current tax liability or be remitted to the Company Deferred tax assets and liabilities are determined based on the temporary differences between carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized. Uncertain tax positions are recognized if they are more likely than not to be sustained upon examination, based on the technical merits of the position. Changes in the unrecognized tax benefits occur on a regular basis due to tax return examinations and settlements that are concluded, statutes of limitations that expire, and court decisions that are issued that interpret tax law. There are positions involving taxability in certain tax jurisdictions and timing of certain tax deductions for which it is reasonably possible that the total amounts of unrecognized tax benefits for uncertain tax positions will significantly decrease within twelve months because the tax positions may be settled in cash or otherwise resolved with taxing authorities. When applicable, a valuation allowance is established to reduce any deferred tax asset when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. Recently Adopted Accounting Pronouncements The Company’s management has evaluated all of the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the date of the financial statements and except as described below, does not believe the future adoption of any such pronouncements will have have significance, or potential significance, on the Company’s financial statements. 3. RECEIVABLES FROM AND PAYABLES TO BROKERS, DEALERS, CORRESPONDENTS AND CLEARING ORGANIZATIONS Receivables from brokers, dealers, correspondents and clearing organizations consist of the following: March 31, 2023 December 31, 2022 Receivables from clearing organizations $ 10,712,885 $ — Deposits at brokers or dealers 6,729,668 1,002,365 Receivables from correspondents, net of allowance of $0 248,840 280,640 Total $ 17,691,393 $ 1,283,005 Payables to brokers, dealers, correspondents and clearing organizations consist of the following: March 31, 2023 December 31, 2022 Payables to correspondents $ 2,643,525 $ 2,112,596 Proprietary accounts of brokers or dealers — 4,344 Total $ 2,643,525 $ 2,116,940 APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 10

4. PROPERTY AND EQUIPMENT, NET Property and equipment, net consist of the following: March 31, 2023 December 31, 2022 Capitalized internal use software development costs $ 4,506,551 $ 3,886,961 Software 882,460 504,751 Computer hardware 168,827 168,827 Total property and equipment 5,557,838 4,560,539 Less: Accumulated depreciation and amortization (288,102) (216,505) Property and equipment, net $ 5,269,736 $ 4,344,034 Depreciation and amortization expense were $71,597 and $42,531, respectively, for the three months ended March 31, 2023 and 2022 and is included in Occupancy, depreciation and amortization on the Statements of Operations. 5. INTANGIBLE ASSETS Intangible assets consist of the following: March 31, 2023 December 31, 2022 Intangible assets with indefinite lives: Cryptocurrencies digital assets $ 306,297 $ 305,762 Intangible assets $ 306,297 $ 305,762 The Company recorded gross impairment charges of $1,744,823 and $22,254,285 during the three months ended March 31, 2023 and 2022 respectively, due to the observed market price of cryptocurrencies digital assets decreasing below the carrying value during the respective periods. Impairment expense is included in Cryptocurrencies costs in the Statements of Operations. 6. FAIR VALUE MEASUREMENT OF ASSETS AND LIABILITIES FASB ASC 820, Fair Value Measurements, establishes a framework for measuring fair value, and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques. Fair value is the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income, or cost approach, as specified by ASC 820 are used to measure fair value. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment, as the valuations are based on quoted prices in active markets that are readily and regularly available. Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full terms of the assets or liabilities. These financial instruments are valued by quoted prices that are less frequently refreshed than those in active markets or by models that use various assumptions derived from or supported by data that is generally observable in the marketplace. Valuations in this category are inherently less reliable than those determined by quoted market prices due to the degree of subjectivity involved in determining appropriate methodologies and applicable underlying assumptions. Examples of observable inputs other than quoted prices for the asset or liability are interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates. APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 11

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. These financial instruments have significant inputs that cannot be validated by readily determinable data and generally involve considerable judgment by management. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurements in its entirety requires judgment and considers factors specific to the financial instrument. A market is active if there are sufficient transactions on an ongoing basis to provide current pricing information for the asset or liability, pricing information is released publicly, and price quotations do not vary substantially either over time or among market makers. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. The Company has evaluated the estimated fair value of derivative assets and liabilities financial instruments using available market information such as quoted market prices in active markets. These instruments are classified within Level 1 of the fair value hierarchy. The following table summarizes the assets and liabilities measured at fair value on a recurring basis based on the three-tier fair value hierarchy: Level 1 Level 2 Level 3 Total As of March 31, 2023 Assets Derivative assets $ 1,065,046 $ — $ — $ 1,065,046 Cryptocurrencies safeguarding asset — 682,273,226 — 682,273,226 Receivables from brokers, dealers, correspondents and clearing organizations — 10,712,885 — 10,712,885 Total financial assets $ 1,065,046 $ 692,986,111 $ — $ 694,051,157 Liabilities Derivative liabilities 4,708,815 — — 4,708,815 Cryptocurrencies safeguarding liability — 682,273,226 — 682,273,226 Cryptocurrencies payable to customers — 10,712,885 — 10,712,885 Total financial liabilities $ 4,708,815 $ 692,986,111 $ — $ 697,694,926 As of December 31, 2022 Assets Derivative assets 799,522 — — 799,522 Cryptocurrencies safeguarding asset — 477,870,168 — 477,870,168 Total financial assets $ 799,522 $ 477,870,168 $ — $ 478,669,690 Liabilities Derivative liabilities 61,610 — — 61,610 Cryptocurrencies safeguarding liability — 477,870,168 — 477,870,168 Total financial liabilities $ 61,610 $ 477,870,168 $ — $ 477,931,778 There were no transfers between levels during the periods presented. Derivatives assets and liabilities are included in Other assets and Accrued expenses and other liabilities in the Statements of Financial Condition, respectively. APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 12

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

Cryptocurrencies safeguarding asset and liability represent the Company's obligation to safeguard customers' crypto assets. Accordingly, the Company has valued the assets and liabilities using quoted market prices for the underlying crypto assets which is based on Level 2 inputs.

7. DERIVATIVE INSTRUMENTS

Derivatives may give rise to counterparty credit risk and/or market risk if the clearing organizations fail to settle these contracts. All clearing organizations must be pre-approved prior to engaging in any transaction with the Company. They are also monitored on a regular basis by the Company to ensure compliance with the Company's risk policies and agreed upon limits. Additionally, the overall amount of derivatives are not significant to the financial statements as a whole. Therefore, the Company has assessed the likelihood of a material credit risk event to be remote.

Changes in the fair value of derivatives are reported in Other income in the Statements of Operations. However, as these contracts are typically settled within 24 hours with the counterparties at contract value the next day; the contract value approximates the fair value.

Derivative assets and derivative liabilities are recorded at their net fair values in Other assets and Accrued expenses and other liabilities in the Statements of Financial Condition, respectively. The following table presents the total notional or contractual amounts and fair values for these derivatives. The notional, or contractual amount represents the total number of coins for each period presented.

	Contract/Notional	Gross Derivative Assets	Gross Derivative Liabilities
March 31, 2023			
Bitcoin	(195.7590006)	$ 6,302,502	$ 708,388
Cardano	(1,306,199.092)	594,519	74,031
Ethereum	5,476.1391	499,065	10,513,606
Dogecoin	(2,768,336.383)	280,071	66,550
Shiba Inu	(3,402,189,102)	158,584	122,226
Litecoin	(447.0583304)	64,472	23,009
Solana	(1,132.196353)	53,360	29,746
Polygon	31,139.96134	31,278	66,260
Fantom	24,618.28136	10,785	22,544
Other coins	201,449.33711539	220,601	232,646
Gross derivative assets/liabilities		**8,215,237**	**11,859,006**
Less: Legally enforceable master netting agreements		7,150,191	7,150,191
Total derivative assets/liabilities		**$ 1,065,046**	**$ 4,708,815**

13

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

	Contract/Notional		Gross Derivative Assets		Gross Derivative Liabilities
December 31, 2022					
Bitcoin	(12.5297)		513,660		306,689
Ethereum	(258.2660)		491,532		182,935
Shiba Inu	(20,950,960,382.0000)	$	335,149	$	166,959
Fantom	(1,059.4801)		205,895		206,060
Dogecoin	407,747.2084		166,395		194,899
Cardano	(79,995.1082)		120,464		101,065
Solana	(3,037.7789)		109,793		80,675
Litecoin	(521.4232)		67,552		31,067
Polygon	(9,232.0748)		32,920		25,942
Other coins	(552,976.3411)		181,852		191,009
Gross derivative assets/liabilities			**2,225,212**		**1,487,300**
Less: Legally enforceable master netting agreements			1,425,690		1,425,690
Total derivative assets/liabilities		**$**	**799,522**	**$**	**61,610**

The table below provides information on the gross fair values of derivative assets and liabilities, the balance sheet netting adjustments and the resulting net fair value amount recorded on the Company's Statements of Financial Condition. The Company executes all of its derivative transactions under master netting arrangements and reflects all derivative balances and related cash collateral subject to enforceable master netting arrangements on a net basis within the Statements of Financial Condition.

The Company determines the balance sheet netting adjustments based on the terms specified within each master netting arrangement. The Company discloses the balance sheet netting amounts within the column titled "Gross amounts offset in Statements of Financial Condition." Balance sheet netting adjustments are determined at the counterparty level for which there may be multiple coin types. As a result, the net amounts disclosed by contract type may not represent the actual exposure upon settlement of the contracts.

The "Net amounts in Statements of Financial Condition" column within the table below represents the aggregate of the Company's net exposure to each counterparty after considering the adjustments on the Statements of Financial Condition.

		Gross amounts recognized		Gross amounts offset in Statements of Financial Condition		Net amounts in Statements of Financial Condition
March 31, 2023						
Bitcoin	$	6,302,502	$	6,355,273	$	(52,771)
Cardano		594,519		123,425		471,094
Ethereum		499,065		221,392		277,673
Dogecoin		280,071		62,340		217,731
Shiba Inu		158,584		120,684		37,900
Litecoin		64,472		22,673		41,799
Solana		53,360		45,677		7,683
Polygon		31,278		17,041		14,237
Fantom		10,785		13,668		(2,883)
Other coins		220,601		168,018		52,583
Total derivative assets	**$**	**8,215,237**	**$**	**7,150,191**	**$**	**1,065,046**

14

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

	Gross amounts recognized	Gross amounts offset in Statements of Financial Condition	Net amounts in Statements of Financial Condition
Bitcoin	$ 708,388	$ 6,355,273	$ (5,646,885)
Cardano	74,031	123,425	(49,394)
Ethereum	10,513,606	221,392	10,292,214
Dogecoin	66,550	62,340	4,210
Shiba Inu	122,226	120,684	1,542
Litecoin	23,009	22,673	336
Solana	29,746	45,677	(15,931)
Polygon	66,260	17,041	49,219
Fantom	22,544	13,668	8,876
Other coins	232,646	168,018	64,628
Total derivative liabilities	**$ 11,859,006**	**$ 7,150,191**	**$ 4,708,815**
December 31, 2022			
Bitcoin	513,660	306,689	206,971
Ethereum	491,532	180,018	311,514
Shiba Inu	$ 335,149	$ 192,893	$ 142,256
Fantom	205,895	205,541	354
Dogecoin	166,395	174,629	(8,234)
Cardano	120,464	100,890	19,574
Solana	109,793	57,722	52,071
Litecoin	67,552	23,209	44,343
Polygon	32,920	25,876	7,044
Other coins	181,852	158,223	23,629
Total derivative assets	**$ 2,225,212**	**$ 1,425,690**	**$ 799,522**
Bitcoin	$ 306,689	$ 306,689	$ —
Ethereum	182,935	180,018	2,917
Shiba Inu	166,959	192,893	(25,934)
Fantom	206,060	205,541	519
Dogecoin	194,899	174,629	20,270
Cardano	101,065	100,890	175
Solana	80,675	57,722	22,953
Litecoin	31,067	23,209	7,858
Polygon	25,942	25,876	66
Other coins	191,009	158,223	32,786
Total derivative liabilities	**$ 1,487,300**	**$ 1,425,690**	**$ 61,610**

8. CRYPTOCURRENCIES SAFEGUARDING OBLIGATION

The Company recognizes a cryptocurrencies safeguarding liability to reflect the Company's obligation to safeguard the cryptocurrencies held for the benefit of customers, which is recorded in Cryptocurrencies safeguarding liabilities on the

15

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS
(unaudited)

Statements of Financial Condition upon the adoption of SAB 121. The Company also recognize a corresponding safeguarding asset which is recorded in Cryptocurrencies safeguarding asset on Statements of Financial Condition.

The cryptocurrencies purchased by customers are placed in omnibus digital wallets hosted by the Company or third party custodians. The Company maintains the internal recordkeeping of the Company's customers' crypto assets, including the amount and type of crypto assets owned by each of the Company's customers in the custodial accounts. The Company and its third party sub-custodians safeguard crypto assets and related cryptographic keys for customers and accordingly are obligated to safeguard the customers' crypto assets from wastage, conversion or misappropriation. The Company currently utilizes three custodians. Therefore, we have concentration risk in the event the third-party custodians are not able to perform in accordance with our agreements.

The following table summarizes the significant cryptocurrencies we hold for the benefit of our customers and the digital asset safeguarding liability and corresponding safeguarding asset:

	As of March 31, 2023	As of December 31, 2022
Bitcoin	$ 182,284,935	$ 110,322,409
Ethereum	167,071,181	117,706,042
Shiba Inu	155,658,696	116,597,756
Dogecoin	71,136,797	63,205,875
Cardano	31,793,633	19,353,146
Litecoin	13,824,803	9,983,488
Solana	8,203,655	3,833,459
Polygon	8,010,519	5,984,213
Fantom	2,523,169	1,252,812
Other coins	41,765,838	29,630,968
Total cryptocurrencies safeguarding liability	**682,273,226**	**477,870,168**
Total cryptocurrencies safeguarding asset	**$ 682,273,226**	**$ 477,870,168**

As of March 31, 2023 and December 31, 2022, Accrued expenses and other liabilities includes $277,953 and $1,119,869 payable to customers for in-transit transactions.

9. COMMITMENTS, CONTINGENCIES AND GUARANTEES

General Contingencies

In the ordinary course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications to the counterparties under certain circumstances. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of loss to be remote.

Commitment to Purchase Customer Cryptocurrencies under Custody

The Company has entered into customer user agreements which provides a commitment of the Company to buy the cryptocurrencies of the customer upon their request to sell at prevailing market rates as determined by the Company. This commitment is limited to the amount of customer cryptocurrencies under custody.

16

10. SHARE-BASED COMPENSATION Total share-based compensation included as a component of employee compensation and benefits was as follows: Three Months Ended March 31, 2023 2022 Restricted stock unit awards $ 38,281 $ 36,675 Stock options 134,747 — Stock option forfeitures (351,459) — Allocated share-based compensation 31,649 32,388 Total share-based compensation $ (146,782) $ 69,063 For the three months endeds ended March 31, 2023 and 2022 the Company recorded share-based compensation expenses of $31,649 and $32,388, respectively, related to expenses allocate to the Company by Apex Fintech for time spent by employees of Apex Fintech on the management of the Company, with a corresponding amount recorded as a deemed capital contribution by Apex Fintech. Restricted Stock Unit Awards The following table summarizes the activity for RSUs awarded to the Company’s employees for the three months ended March 31, 2023: Number of RSUs Weighted- average grant date fair value Unvested at December 31, 2022 75,000 $ 6.21 Granted — $ 0.00 Vested — $ 0.00 Forfeited — $ 0.00 Unvested at March 31, 2023 75,000 $ 6.21 As of March 31, 2023, unrecognized compensation costs related to unvested RSUs issued to employees were $427,469 and will be recognized over a weighted-average period of 2.75 years. Stock Options The following table provides a summary of the activity for stock options awarded to the Company’s employees for the three months ended March 31, 2023: Number of options Weighted-Average Exercise Price Weighted-Average Remaining Contractual Terms (Years) Weighted-Average Grant Date Fair Value Outstanding as of December 31, 2022 989,100 $ 6.21 $ 2.21 Forfeited (847,400) $ 6.21 $ 2.21 Outstanding as of March 31, 2023 141,700 $ 6.21 9.25 $ 2.21 The total unrecognized compensation expenses at March 31, 2023 was $254,386, which will be recognized over a weighted- average period of 3.50 years. 11. INCOME TAXES The Company uses an estimate of the Company’s annual effective tax rate to determine the provision for income taxes during the interim period. The Company reported income tax benefit of $150,777 and $87,190 for the three months ended March 31, 2023 and 2022, respectively. The estimated effective tax rate may be subject to adjustment in subsequent quarterly periods as APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 17 the forecasts of pretax income and other items impacting forecasted income tax expense change. The Company’s provision for income taxes reflected an effective tax rate of approximately 27.0% and 29.5% for the three months ended March 31, 2023 and 2022, respectively. As of March 31, 2023 and December 31, 2022, the Company had income taxes receivable of $— and $1,435,057, respectively, which are included in Other assets in the Statements of Financial Condition. The net deferred tax asset of $— and $26,006 as of March 31, 2023 and December 31, 2022, respectively, is included in Other assets in the Statements of Financial Condition. 12. RELATED PARTIES TRANSACTIONS The Company and PEAK6 Group LLC are parties to an intercompany expense-sharing agreement that outlines the allocation of direct and indirect costs between the entities which is at management’s discretion. For the three months ended March 31, 2023 and 2022, the Company recorded expenses of $680,280 and $1,244,636, respectively, attributable to compensation and benefits, and consulting services related to technology, compliance, legal, marketing, and insurance fees that are included in the Statements of Operations. As of March 31, 2023 and December 31, 2022, the Company had a payable to PEAK6 Group LLC of $277,095 and $316,477, respectively, that is included in Payables to affiliates in the Statements of Financial Condition. As of December 31, 2022, the Company has a received due from PEAK6 Group LLC of $2,084,853, that is included in Receivables from affiliates in the Statements of Financial Condition. Apex Clearing Corporation The Company and ACC have entered into a expense sharing services agreement (“Service Agreement”) that outlines the allocation of direct and indirect costs between the two entities. Under the terms of the Service Agreement, ACC provides various support and other services to the Company and is entitled to fees and other payouts. For the three months ended March 31, 2023 and 2022, ACC charged the Company $2,253,346 and $1,181,790, respectively, under the Service Agreement that are included in various accounts within the Statements of Operations. As of March 31, 2023 and December 31, 2022, the Company had a payable to ACC of $251,976 and $100,554, respectively, that is included in Payables to affiliates in the Statements of Financial Condition. As of March 31, 2023 and December 31, 2022, the Company has a clearing receivable of $6,530,713 and $877,077, respectively, due from ACC that is included in Receivables from brokers, dealers, correspondents and clearing organizations in the Statements of Financial Condition. Apex Fintech Solutions Inc. As of March 31, 2023 and December 31, 2022, the Company had a payable to Apex Fintech of $775,612 and $100,054, respectively, recorded in the Statements of Financial Condition as Payables to affiliates. For the three months ended March 31, 2023 and 2022, the Company recorded $60,364 and $99,121, respectively, of expenses in the Statement of Operations, attributable to technology expenses and employee related expenses allocated to the Company. 13. CUSTOMER CONCENTRATION Concentration of Business For the three months ended March 31, 2023, one client accounted for approximately 75.9% of the Company’s business in aggregate. Concentration of Receivables As of March 31, 2023, no client accounted for more than 10% of receivables. APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 18

14. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK Cryptocurrencies Risk The Company is subject to various risks including market, liquidity, regulatory and other risks related to its digital asset holdings. Digital asset prices have been volatile and subject to influence by many factors including the level of liquidity and the Company may experience losses. There is a risk that some, or all, of the Company’s and customers’ cryptocurrencies could be lost or stolen. Further, digital asset movements are irrevocable and, if stolen or incorrectly transferred, cryptocurrencies may be irretrievable. To the extent the private keys for digital asset addresses are lost, destroyed or otherwise compromised and no backup of private keys are accessible, the Company may be unable to access the digital currencies held in the associated address and the private key will not be capable of being restored by the digital asset networks. The processes by which digital asset transactions are settled is subject to operational risk. Third party service providers may be vulnerable to hacking or other malicious activities. The Company regularly reviews the cryptocurrencies it lists to comply with applicable laws and regulations and may add or delist cryptocurrencies in the future in accordance with this policy. The above factors contribute to the uncertainty with respect to the future viability and value of cryptocurrencies. Credit Risk and Concentration of Credit Risk Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The Company's exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all contracts. The Company enters into various transactions with corresponding brokers and over the counter trading counterparties. In the event these counterparties do not fulfill their obligations, the Company may be exposed to risk. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business. The Company maintains its cash in bank deposit accounts. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash deposits. 15. SUBSEQUENT EVENTS The Company evaluates subsequent events through the date on which the financial statements were issued. Other than the below items, there have been no material subsequent events that occurred during this period that could require an adjustment to these financial statements. On November 3, 2022, Apex Fintech entered into a definitive agreement to sell the Company to Bakkt Holdings, Inc. The transaction closed on April 1, 2023. Subsequent to March 31, 2023, the Company determined it would delist certain cryptocurrencies from our platform as a result of periodic reviews against our listing policy. Customers who have not liquidated or transferred, where permitted, their holdings in these cryptocurrencies by the announced delisting date will be forcibly liquidated in accordance with our customer agreements. The delisted cryptocurrencies accounted for 30% of the Company’s volume in the period ended March 31, 2023. APEX CRYPTO LLC NOTES TO THE FINANCIAL STATEMENTS (unaudited) 19